UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2014

GREENHOUSE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Research Dr., Suite 402, Shelton, Connecticut, 06484
(Address of Principal Executive Offices) (Zip Code)

(203) 242-3065
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On February 7, 2014, Pramuan Upatcha was appointed as director of Greenhouse Solutions Inc. (the “Corporation”).

There are no transactions between Mr. Upatcha and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

Appointment of Officers

On February 7, 2014 concurrent with the appointment of Mr. Upatcha as President, Secretary and Treasurer of the Corporation, Dr. Robert Shields resigned as Director, President, Secretary and Treasurer.

A brief description of the background experience of our new officer and director is as follows:

Pramuan Upatcha: Age 60

Since February 2009, Mr. Upatcha is the owner and chef at his restaurant in Nakhon Ratchasima, Thailand. Mr. Upatcha has been involved in the restaurant industry for 39 years. In addition to his experience as a chef, he is well versed in all aspects of restaurant marketing and management.

The Board considers Mr. Upatcha’s experience in the restaurant industry and skills in management and marketing qualifies him to serve as a member of the Board.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENHOUSE SOLUTIONS INC.

Date: February 10, 2014	By:	/s/ Pramuan Upatcha
Pramuan Upatcha, President

3